Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400
For Immediate Release
April 21, 2006

	Contact:	Kit Cole
Chairman/CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces Quarterly Earnings and Record Levels of Assets, Loans, and Deposits

San Rafael, CA, April 21, 2006--Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Epic Wealth Management, today reported earnings for the quarter ended March 31, 2006 of $892,000, or $0.24 per diluted share, compared with net earnings of $921,000, or $0.24 per diluted share for the same quarter in 2005.

On January 1, 2006, the Company implemented Statement of Financial Accounting Standard No.123R (SFAS 123R), “Share-Based Payment,” which requires the Company to estimate an expense for stock-based compensation, including stock options, and record their fair value as compensation expense in the income statement. Net income for periods prior to January 1, 2006 do not reflect such expenses. For comparability purposes, excluding the effect of SFAS 123R and related tax benefits, net income would have been $922,000 and diluted earnings per share would have been $0.25 in the first quarter of 2006.

The total assets of the Company increased to an all time high of $470.8 million as of March 31, 2006, up $9.0 million (2 percent) from $461.8 million as of December 31, 2005.  During the first quarter of 2006 net loans receivable increased by 3 percent to $395.1 million, deposits increased 4 percent to $326.5 million, investment securities increased 2 percent to $44.9 million, and stockholders’ equity increased 3 percent to $27.7 million from December 31, 2005.

The Company’s net interest income before its provision for loan losses in the first quarter of 2006 was $4,390,000, a 7 percent increase compared to the same period in 2005.  The increase in net interest income is primarily attributable to both an increased earning asset base and a widening net interest margin. The interest margin on earning assets increased to 3.93 percent in the first quarter of 2006, up from 3.87 percent in the same period of 2005.

Noninterest income in the first quarter of 2006 was $494,000, a 63 percent increase over the same period in 2005.  The significant increase in noninterest income was primarily due to increased sale volume of Small Business Administration loans and increased investment advisory services fee income of Epic Wealth Management.  Epic Wealth Management began operations in 2005.

Epic Bancorp
Press Release
April 21, 2006

Total noninterest expense in the first quarter of 2005 was $3,341,000, a 32 percent increase over the same period in 2005.  First quarter 2006 expenses included a $99,000 expense for stock-based compensation.  The first quarter of 2005 did not reflect such an expense.  Other increases in noninterest expenses were primarily due to an increase in the number of employees in the first quarter of 2006 over the same period in 2005.  New staff was added in Tamalpais Bank’s retail branches, in Epic Wealth Management, and in Company-wide support functions.  The Company continues to invest significant resources in relatively new retail branches, enhanced information technology, the operations of Epic Wealth Management, and other infrastructure investments to position the Company for anticipated future growth.

“Our first quarter results were in line with our expectations,” commented Kit Cole, Chairman and Chief Executive Officer.  “We are pleased to be able to widen our net interest margin on both a sequential quarter and year-over-year basis.  We believe that our increased investment in personnel, facilities, and technology will produce long term benefits for our shareholders.”

“We also continue to maintain an exceptionally strong balance sheet, with no non-performing loans as of quarter end and no loan losses for over nine years.  We are entering the second quarter with a strong loan origination pipeline and we expect to be able to grow net interest income and noninterest income faster than noninterest expenses for the remainder of the year, resulting in increased profitability.”

About Epic Bancorp
Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $471 million in assets and $327 million in deposits as of March 31, 2006. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Kit Cole at 415-526-6400.

About Tamalpais Bank in the Community
From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please call 415-454-1212.

About Epic Wealth Management
Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

Epic Bancorp
Press Release
April 21, 2006

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California a re less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged; (5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business ;and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Epic Bancorp
Press Release
April 21, 2006

EPIC BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31 2006	December 31, 2005	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$4,948,162	$10,566,026	$(5,617,864)	-53.2%
Federal funds sold	7,340,564	5,535,817	1,804,747	32.6%
Investment in Money Market Fund	—	20	(20)	-100.0%

Total Cash and Cash Equivalents	12,288,726	16,101,863	(3,813,137)	-23.7%
Interest-bearing time deposits in other financial institutions	953,706	942,964	10,742	1.1%
Investment securities
Available-for-sale	18,264,394	15,117,507	3,146,887	20.8%
Held-to-maturity, at cost	26,659,890	28,844,341	(2,184,451)	-7.6%
Federal Home Loan Bank restricted stock, at cost	6,115,200	6,197,600	(82,400)	-1.3%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	399,448,446	386,656,568	12,791,878	3.3%
Less: Allowance for loan losses	(4,374,912)	(4,232,124)	(142,788)	3.4%

	395,073,534	382,424,444	12,649,090	3.3%
Bank premises and equipment, net	4,859,002	4,706,098	152,904	3.2%
Accrued interest receivable	2,740,051	2,645,271	94,780	3.6%
Other assets	3,843,928	4,808,780	(964,852)	-20.1%

Total Assets	$470,848,431	$461,838,868	$9,009,563	2.0%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$17,895,488	$17,309,740	$585,748	3.4%
Interest-bearing checking deposits	6,971,647	7,519,133	(547,486)	-7.3%
Money market and saving deposits	176,949,457	148,372,182	28,577,275	19.3%
Certificates of deposit greater than or equal to $100,000	53,590,967	58,855,694	(5,264,727)	-8.9%
Certificates of deposit less than $100,000	71,103,760	81,342,670	(10,238,910)	-12.6%

Total Deposits	326,511,319	313,399,419	13,111,900	4.2%
Federal Home Loan Bank Advances	103,570,611	107,812,052	(4,241,441)	-3.9%
Junior Subordinated Debentures	10,310,000	10,310,000	—	0.0%
Accrued interest payable and other liabilities	2,744,555	3,472,319	(727,764)	-21.0%

Total Liabilities	443,136,485	434,993,790	8,142,694	1.9%

Commitment and Contingencies	—	—	—	0.0%
Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,687,268 and 3,679,663 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	10,275,087	10,207,688	67,399	0.7%
Paid-In-Capital	98,867	—	—	N/A
Retained earnings	17,644,096	16,899,835	744,261	4.4%
Accumulated other comprehensive income/loss	(306,104)	(262,445)	(43,659)	16.6%

Total Stockholders’ Equity	27,711,946	26,845,078	866,868	3.2%

Total Liabilities and Stockholders’ Equity	$470,848,431	$461,838,868	$9,009,563	2.0%

Epic Bancorp
Press Release
April 21, 2006

EPIC BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended March 31, 2006 and 2005

	Three Months Ended March 31,

	2006	2005	$ Change	% Change

	(Unaudited)
Interest Income
Interest and fees on loans	$7,451,525	$5,961,220	$1,490,305	25.0%
Interest on investment securities	424,282	505,138	(80,856)	-16.0%
Interest on Federal funds sold	76,103	20,297	55,806	274.9%
Interest on other investments	72,041	64,156	7,885	12.3%
Interest on deposits in other financial institutions	10,742	10,580	162	1.5%

Total Interest Income	8,034,693	6,561,391	1,473,302	22.5%

Interest Expense
Interest expense on deposits	2,670,139	1,470,785	1,199,354	81.5%
Interest expense on borrowed funds	760,259	810,004	(49,745)	-6.1%
Interest expense on Junior Subordinated Debentures	214,659	163,984	50,675	30.9%

Total Interest Expense	3,645,057	2,444,773	1,200,284	49.1%

Net Interest Income Before Provision for Loan Losses	4,389,636	4,116,618	273,018	6.6%
Provision for Loan Losses	142,788	359,628	(216,840)	-60.3%

Net Interest Income After Provision for Loan Losses	4,246,848	3,756,990	489,858	13.0%

Noninterest Income
Gain on sale of loans, net	209,230	70,749	138,481	195.7%
Loss on sale of securities, net	—	—	—	N/A
Loan servicing	32,313	21,449	10,864	50.7%
Other income	252,259	211,365	40,894	19.3%

Total Noninterest Income	493,802	303,563	190,239	62.7%

Noninterest Expenses
Salaries and benefits	2,007,197	1,403,599	603,598	43.0%
Occupancy	340,975	307,746	33,229	10.8%
Advertising	138,531	120,040	18,491	15.4%
Professional	118,799	181,900	(63,101)	-34.7%
Data processing	106,980	97,854	9,126	9.3%
Equipment and depreciation	186,867	79,807	107,060	134.1%
Other administrative	441,616	347,502	94,114	27.1%

Total Noninterest Expense	3,340,966	2,538,448	802,518	31.6%

Income Before Income Taxes	1,399,684	1,522,105	(122,421)	-8.0%
Provision for Income Taxes	508,076	601,000	(92,924)	-15.5%

Net Income	$891,608	$921,105	$(29,497)	-3.2%

Earnings Per Share
Basic	$0.24	$0.25	$(0.01)	-4.0%

Diluted	$0.24	$0.24	$—	0.0%

Epic Bancorp
Press Release
April 21, 2006

EPIC BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended March 31,

	2006	2005

Profitability Ratios:
Return on average assets	0.77%	0.84%
Return on average equity	12.94%	15.48%
Net Interest Margin	3.93%	3.87%
Efficiency ratio	68.4%	57.4%
Other Information:
Average total assets	$464,901	$441,145
Average interest earning assets	$452,676	$431,601
Average equity	$27,568	$23,805
Average Basic Shares Outstanding	3,687,268	3,673,345
Average Diluted Shares Outstanding	3,700,968	3,790,494
Basic earnings per share	$0.24	$0.25
Diluted earnings per share	$0.24	$0.24

	At March 31, 2006	At December 31, 2005

Share Information:
Book value per share	$7.53	$7.32
Shares outstanding	3,679,663	3,665,702
Asset Quality Information:
Non-performing loans	$—	$393
Other real estate owned	—	—
Allowance for loan losses	$4,375	$3,600
Non-performing loans / total loans	0.00%	0.12%
Non-performing assets / total assets	0.00%	0.09%
Allowance for loan losses /loans outstanding	1.10%	1.09%
Allowance for loan losses / non-accrual loans	N/A	916.03%
Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.02%	7.91%
Tier 1 risk based capital ratio	9.02%	9.08%
Total risk based capital ratio	10.09%	10.14%

Epic Bancorp
Press Release
April 21, 2006

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

	3/31/06			3/31/05

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - taxable (1)	$45,407	$424	3.79%	$61,270	$505	3.34%
Other investments	6,105	72	4.78%	6,597	64	3.93%
Interest bearing deposits in other financial institutions	1,121	11	3.98%	954	11	4.68%
Federal funds sold	7,019	76	4.39%	3,304	20	2.45%
Loans (2)	393,024	7,452	7.69%	359,476	5,961	6.73%

Total Interest Earning Assets	452,676	8,035	7.20%	431,601	6,561	6.17%
Allowance for loan losses	(4,278)			(3,834)
Cash and due from banks	6,020			5,616
Net premises, furniture and equipment	4,838			2,758
Other assets	5,645			5,004

Total Assets	$464,901			$441,145

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,096	11	0.63%	$7,996	13	0.66%
Savings deposits (3)	160,498	1,364	3.45%	126,472	638	2.05%
Time deposits	138,314	1,295	3.80%	128,463	820	2.59%
Other borrowings	100,017	760	3.08%	127,313	810	2.58%
Junior Subordinated Debentures	10,310	215	8.46%	10,310	164	6.45%

Total Interest Bearing Liabilities	416,235	3,645	3.55%	400,554	2,445	2.48%
Noninterest deposits	17,591			13,527
Other liabilities	3,507			3,259

Total Liabilities	437,333			417,340
Shareholders’ Equity	27,568			23,805

Total Liabilities and Shareholders’ Equity	$464,901			$441,145

Net interest income		$4,390			$4,116

Net interest spread (4)			3.65%			3.69%
Net interest margin (5)			3.93%			3.87%

(1)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)	Savings deposits include Money Market accounts.

(4)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)	Net interest margin is the net yield on average interest earning assets.